Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267890

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 27, 2022)

$500,000,000

Tampa Electric Company

4.90% Notes due 2029

The notes will bear interest at the rate of 4.90% per year. We refer to these notes in this prospectus as the “notes.” We will pay interest on the notes semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024. The notes will mature on March 1, 2029.

We may redeem some or all of the notes at any time at the applicable redemption price described in this prospectus supplement. See “Description of the Notes — Optional Redemption.” There is no sinking fund for the notes.

The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be unsecured and will rank on parity with our other unsecured and unsubordinated indebtedness and will be effectively subordinated to any secured indebtedness that we incur in the future. We currently have no secured indebtedness.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-4.

	Per Note	Total
Price to Public(1)	99.932%	$499,660,000
Underwriting Discount	0.600%	$3,000,000
Proceeds, before expenses, to Tampa Electric Company	99.332%	$496,660,000

(1)	Plus accrued interest, if any, from January 30, 2024.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes are a new issue of securities with no established trading market. The notes will not be listed on any securities exchange or quoted on any automated quotation system. Currently, there is no public market for the notes.

The underwriters expect to deliver the notes through the book-entry form facilities of The Depository Trust Company, including Clearstream Banking S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, on or about January 30, 2024.

Joint Book-Running Managers

Wells Fargo Securities	Morgan Stanley	MUFG
J.P. Morgan	RBC Capital Markets	Scotiabank

Senior Co-Managers

BMO Capital Markets		BofA Securities		CIBC Capital Markets
	TD Securities		Truist Securities

Co-Managers

Academy Securities	Loop Capital Markets	Ramirez & Co., Inc.

The date of this prospectus supplement is January 25, 2024.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus prepared by us or on our behalf. We and the underwriters have not authorized anyone to provide you with different information. If you receive any other information, you should not rely on it. We and the underwriters are not making an offer of these securities, or soliciting an offer to buy these securities, in any jurisdiction where the offer or solicitation is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus or such free writing prospectus, or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that also is part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the accompanying prospectus, of which this offering is a part.

This document is in two parts. The first part of this document is this prospectus supplement, which describes the specific terms of the notes we are offering and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to the notes we are offering. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents which we file or have filed with the SEC on or before the date of this prospectus supplement and which documents are incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information.

This prospectus supplement and the documents we incorporate by reference contain forward-looking statements. For a description of these statements and a discussion of the factors that may cause our actual results to differ materially from these statements, see “Cautionary Note Regarding Forward-Looking Statements” in the accompanying prospectus and in the documents we incorporate by reference and “Risk Factors” beginning on page S-4 of this prospectus supplement.

In this prospectus supplement, “TEC,” “the Company,” “we,” “our,” “ours” and “us” refers to Tampa Electric Company, unless the context otherwise requires.

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SUMMARY

This summary contains basic information that is important to you. The “Description of the Notes” section of this prospectus supplement contains more detailed information about the terms and conditions of the notes. You should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein in their entirety before making an investment decision.

Tampa Electric Company

Tampa Electric Company, referred to as TEC, is a public utility operating within the State of Florida. TEC provides retail electric service to approximately 839,960 customers in West Central Florida with a net winter system generating capacity of 6,433 MW at December 31, 2023. TEC had approximately 2,546 employees as of December 31, 2023. All of TEC’s common stock is owned by TECO Energy, Inc. (“TECO Energy”), a holding company. TECO Energy is in turn a wholly owned subsidiary of Emera Inc. (“Emera”), a geographically diverse energy and services company headquartered in Nova Scotia, Canada. Therefore, TEC is an indirect, wholly owned subsidiary of Emera.

On January 1, 2023, TEC transferred the assets and liabilities of its former natural gas division, referred to as PGS, into a separate corporation called Peoples Gas System, Inc. (“PGSI”). This new corporation is a wholly owned subsidiary of a newly formed gas operations holding company, TECO Gas Operations, Inc., a wholly owned subsidiary of TECO Energy.

Our principal executive offices are located at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602, telephone (813) 228-1111.

Other Information

For additional information regarding our business, we refer you to our filings with the SEC incorporated into this prospectus supplement by reference. Please read “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement.

The Offering

The following summary contains selected information about the notes and is not intended to be complete. For a more complete understanding of the notes, please refer to the section in this prospectus supplement entitled “Description of the Notes” and the section in the accompanying prospectus entitled “Description of Debt Securities of Tampa Electric Company.”

Issuer	Tampa Electric Company.

Notes Offered	$500,000,000 aggregate principal amount of 4.90% notes due 2029.

Maturity Date	The notes will mature on March 1, 2029.

Interest Rate	The notes will bear interest at 4.90% per year.

Interest Payment Dates	Semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2024.

Denominations	$2,000 with integral multiples of $1,000 in excess thereof.

Optional Redemption	We may at our option redeem some or all of the notes at any time at the applicable redemption price described under “Description of the Notes—Optional Redemption.

Ranking	The notes will be unsecured and will rank on a parity with our other unsecured and unsubordinated indebtedness. The notes will be effectively subordinated to any secured indebtedness that we incur in the future. We do not currently have any secured indebtedness.

Use of Proceeds	We expect to use the net proceeds from this offering for general corporate purposes, including the possible repayment of a portion of the indebtedness outstanding under our credit facilities. See “Use of Proceeds” in this prospectus supplement.

Additional Issuances	We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms (except for the issue date, price to public and, if applicable, the first interest payment date), and the same CUSIP number as the notes offered hereby. Any additional notes having such similar terms, together with the notes offered hereby, may constitute a single series of notes under the indenture.

Form	The notes will be represented by registered global securities registered in the name of Cede & Co., the partnership nominee of the depositary, The Depository Trust Company, or DTC, or such other nominee as may be requested by an authorized representative of DTC. Beneficial interests in the notes will be shown on, and transfers will be effected through, records maintained by DTC and its participants.

Trustee	The Bank of New York Mellon

Governing Law	The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Risk Factors	You should carefully consider the factors referred to or as described in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4 and the “Risk Factors” section in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, before deciding to invest in the notes.

Conflicts of Interest	Because one or more of the underwriters or their affiliates may receive a portion of the net proceeds from this offering and may receive more than 5% of the net proceeds from this offering, a “conflict of interest” may be deemed to exist under FINRA Rule 5121. The offering will therefore be made in compliance with FINRA Rule 5121. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)” in this prospectus supplement.

RISK FACTORS

In deciding whether to purchase the notes, you should consider carefully the following factors that could cause TEC’s operating results and financial condition to be materially adversely affected. You should also consider the other factors that could cause TEC’s operating results and financial condition to be materially adversely affected which are set forth in Item 1A, “Risk Factors” in TEC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as updated by TEC’s subsequent filings with the SEC.

Risks Relating to the Notes

TEC may choose to redeem the notes prior to maturity.

TEC may redeem all or a portion of the notes at its option at any time. See “Description of the Notes — Optional Redemption.” If prevailing interest rates are lower at the time of redemption, holders of notes which are redeemed may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the notes being redeemed.

TEC cannot provide assurance that an active trading market will develop for the notes.

The notes will constitute a new series of securities with no established trading market. TEC does not intend to apply for listing of the notes on any securities exchange or quotation on any automated quotation system. TEC cannot provide assurance that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of holders of the notes to sell their notes or the price at which holders of the notes will be able to sell their notes. Future trading prices of the notes will also depend on many other factors, including, among other things, prevailing interest rates, the market for similar securities, TEC’s financial performance and other factors.

The notes will be effectively subordinated to any secured indebtedness incurred by TEC in the future.

The notes will not be secured by any of the assets of TEC. As a result, the indebtedness represented by the notes will be effectively subordinated to any secured indebtedness that TEC incurs in the future to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of TEC’s assets in any foreclosure, dissolution, winding up, liquidation or reorganization, or other bankruptcy proceeding, any secured creditors would have a claim to their collateral superior to that of the holders of the notes. TEC does not currently have any secured indebtedness.

Risks Relating to TEC’s Business and Strategy

Liquidity and Capital Requirements Risks

TEC’s indebtedness could adversely affect its business, financial condition and results of operations, as well as its ability to meet its payment obligations on its debt.

TEC has indebtedness that it is obligated to pay. It must meet certain financial covenants as defined in the applicable agreements to borrow under its credit facilities. Also, TEC has certain restrictive covenants in specific agreements and debt instruments. The level of TEC’s indebtedness and potential inability to meet the requirements of the restrictive covenants contained in its debt obligations could have significant consequences to its business, could create risk for the holders of its debt, and could limit its ability to obtain additional financing. Such risks include:

•	making it more difficult for TEC to satisfy its debt obligations and other ongoing business obligations, which may result in defaults;

•

events of default if it fails to comply with the financial and other covenants contained in the agreements governing such debt, which could result in all of its debt becoming immediately due and payable or require it to negotiate an amendment to financial or other covenants that could cause it to incur additional fees and expenses;

•	reducing the availability of cash flow to finance its business and limiting its ability to obtain additional financing for these purposes;

•	increasing its vulnerability to the impact of adverse economic and industry conditions;

•	limiting its flexibility in planning for, or reacting to, and increasing its vulnerability to, changes in its business and the overall economy; and

•	increasing its cost of borrowing.

TEC has obligations that do not appear on its balance sheet, such as letters of credit. To the extent material, these obligations are disclosed in the notes to TEC’s consolidated financial statements.

Financial market conditions could limit TEC’s access to capital and increase TEC’s costs of borrowing or refinancing, or have other adverse effects on its results.

TEC has debt maturing in subsequent years, which TEC anticipates will need to be refinanced. Future financial market conditions could limit TEC’s ability to raise the capital it needs and could increase its interest costs, which could reduce earnings and cash flows.

Declines in the financial markets or in interest rates or rates of return used to determine benefit assets or obligations could increase TEC’s pension expense or the required cash contributions to maintain required levels of funding for its plan.

TEC is a participant in the comprehensive retirement plans of TECO Energy. Under calculation requirements of the Pension Protection Act, as of the January 1, 2022 measurement date, TECO Energy’s pension plan was fully funded. Any future declines in the financial markets or interest rates could increase the amount of contributions required to fund its pension plan in the future and could cause pension expense to increase.

TEC’s financial condition and results could be adversely affected if its capital expenditures are greater than forecast or costs are not recoverable through rates.

TEC’s capital plan includes significant investments in generation, infrastructure modernization and customer-focused technologies. Any projects planned or currently in construction, particularly significant capital projects, may be subject to risks including, but not limited to, impact on costs from schedule delays, risk of cost overruns, ensuring compliance with operating and environmental requirements and other events within or beyond TEC’s control. Total costs may be higher than estimated, and there can be no assurance that TEC will be able to obtain the necessary project approvals, regulatory outcomes or applicable permits at the federal, state and or local level to recover such expenditures through regulated rates. If TEC’s capital expenditures exceed the forecasted levels or are not recoverable, it may need to draw on credit facilities or access the capital markets on unfavorable terms.

TEC’s financial condition and ability to access capital may be materially adversely affected by multiple ratings downgrades to below investment grade.

The senior unsecured debt of TEC is rated by Standard and Poor’s (S&P) at ‘BBB+’, by Moody’s Investors Service (Moody’s) at ‘A3’ and by Fitch Ratings (Fitch) at ‘A’. A downgrade to below investment grade by the rating agencies, which would require a four-notch downgrade by Moody’s and Fitch and a three-notch downgrade by S&P, may affect TEC’s ability to borrow, may change requirements for future collateral or margin postings, and may increase financing costs, which may decrease earnings. Downgrades could adversely affect TEC’s relationships with customers and counterparties. Some of the factors that can affect TEC’s credit ratings are cash flows, liquidity, the amount of debt as a component of total capitalization, political, legislative, and regulatory actions, and changes in Emera’s credit ratings.

In the event TEC’s ratings were downgraded to below investment grade, certain agreements could require immediate payment or full collateralization of net liability positions. Counterparties to its derivative instruments could request immediate payment or full collateralization of net liability positions. Credit provisions in long-term gas transportation agreements would give the transportation providers the right to demand collateral, which is estimated to be approximately $166 million at December 31, 2023.

TEC may be subject to risks relating to its separation from PGS.

On January 1, 2023, TEC completed the separation from its former PGS division to PGSI. TEC’s business is less diversified as a result of the separation since its remaining TEC business serves only electric utility customers and operates in a more narrow geographic area than its former PGS division. The separation is intended to be a tax-free transaction for U.S. federal income tax purposes. The IRS has issued a private letter ruling (IRS Ruling) to the effect that, subject to the limitations specified therein and the accuracy and compliance with certain representations, warranties and covenants, the distribution of the PGSI stock, together with certain related transactions, will qualify as a tax-free “reorganization” for U.S. federal income tax purposes. If any of these items are inaccurate, the separation may not qualify for tax-free treatment, which could result in material tax liabilities for TEC.

Regulatory, Legislative, and Legal Risks

TEC is regulated; changes in regulation or the regulatory environment could reduce revenues, increase costs or competition.

TEC operates in a regulated industry. Retail operations, including the rates charged and costs eligible for recovery under clauses, are regulated by the Florida Public Service Commission (FPSC), and TEC’s wholesale power sales and transmission services are subject to regulation by the Federal Energy Regulatory Commission (FERC). Changes in regulatory requirements or regulatory actions could have an adverse effect on TEC’s financial performance by, for example, reducing revenues, increasing competition or costs, threatening investment recovery or impacting rate structure. Additionally, if regulators deny or delay cost recovery approvals, TEC’s earnings could be negatively impacted.

If TEC earns returns on equity above its allowed range, indicating a trend, those earnings could be subject to review by the FPSC. Ultimately, prolonged returns above its allowed range could result in credits or refunds to customers, which could reduce future earnings and cash flow.

Changes in the environmental and land use laws and regulations affecting its business could increase

TEC’s costs or curtail its activities.

TEC’s business is subject to regulation by various governmental authorities dealing with air, water and other environmental matters. Changes in compliance requirements or the interpretation by governmental authorities of existing requirements may impose additional costs on TEC, requiring cost-recovery proceedings and/or requiring it to modify its business model.

Federal or state regulation of greenhouse gas (GHG) emissions, depending on how they are enacted, could increase TEC’s costs or the rates charged to its customers, which could curtail sales.

On June 19, 2019, the EPA released a final rule named the Affordable Clean Energy (ACE) rule. The ACE rule, which replaces the Clean Power Plan adopted in 2015, contained emission guidelines for states to address

GHG emissions from existing coal-fired electric generating units. On January 19, 2021, the D.C. Circuit vacated the ACE rule and remanded it to the EPA. A replacement rule is under development.

The outcome of the pending rulemaking process and expected further litigation, and its impact on TEC’s business, is uncertain at this time; however, it could result in increased operating costs and/or decreased operations at TEC’s coal-fired plants. TEC currently expects prudently incurred costs for compliance to be recovered through rates. However, timing of recovery could impact earnings and cash flows, and increases in rates charged to customers could result in reduced sales.

The computation of TEC’s provision for income taxes is impacted by changes in tax legislation.

Any changes in tax legislation could affect TEC’s future cash flows and financial position. The value of TEC’s existing deferred tax assets and liabilities are determined by existing tax laws and could be impacted by changes in laws. See TEC’s consolidated financial statements for further information regarding TEC’s income taxes.

TEC may not be able to secure adequate rights-of-way to construct transmission lines and distribution-related facilities and could be required to find alternate ways to provide adequate sources of energy and maintain reliable service for its customers.

TEC relies on federal, state and local governmental agencies to secure rights-of-way and siting permits to construct transmission lines and distribution-related facilities. If adequate rights-of-way and siting permits to build new transportation and transmission lines cannot be secured, then TEC:

•	May need to remove or abandon its facilities on the property covered by rights-of-way or franchises and seek alternative locations for its transmission or distribution facilities;

•	May need to rely on more costly alternatives to provide energy to its customers;

•	May not be able to maintain reliability in its service area;

•	May need to exercise the power of eminent domain, which can be costly and take time; and/or

•	May experience a negative impact on its ability to provide electric service to new customers.

The franchise rights held by TEC could be lost in the event of a breach by TEC or could expire and not be renewed.

TEC holds franchise agreements with counterparties throughout its service area. In some cases, these rights could be lost in the event of a breach of these agreements. These agreements are for set periods and could expire and not be renewed upon expiration of the then-current terms. Some agreements contain provisions allowing municipalities to purchase the portion of the utility’s system located within a given municipality’s boundaries under certain conditions.

Operational and Construction Risks

TEC’s business is sensitive to variations in weather and the effects of extreme weather and has seasonal variations.

TEC’s utility business is affected by variations in general weather conditions including severe weather. Energy sales by its electric utility are particularly sensitive to seasonal variations in weather conditions, including unusually mild summer or winter weather that cause lower energy usage for cooling or heating purposes. TEC has both summer and winter peak periods that are dependent on weather conditions. TEC forecasts energy sales based on normal weather, which represents a long-term historical average. If there is unusually mild weather, or if climate change or other factors cause significant variations from normal weather, this could have a material impact on energy sales.

TEC is subject to several risks that arise or may arise from climate change.

TEC is subject to risks that may arise from the impacts of climate change. There is increasing public concern about climate change and growing support for reducing carbon dioxide emissions. Municipal, state, and federal governments have been setting policies and enacting laws and regulations to deal with climate change impacts in a variety of ways, including de-carbonization initiatives and promotion of cleaner energy and renewable energy generation of electricity. Refer to “changes in the environmental and land use laws and regulations” above. Insurance companies have begun to limit their exposure to coal-fired electricity generation and are evaluating the medium and long-term impacts of climate change which may result in fewer insurers, more restrictive coverage and increased premiums.

Climate change may lead to increased frequency and intensity of weather events and related impacts such as storms, hurricanes, cyclones, heavy rainfall, extreme winds, wildfires, flooding and storm surge. The potential impacts of climate change, such as rising sea levels and larger storm surges from more intense hurricanes, can combine to produce even greater damage to coastal generation and other facilities. Climate change is also characterized by rising global temperatures. Increased air temperatures may bring increased frequency and severity of wildfires, including within TEC’s service territory. Refer to “variations in weather” above.

High winds and lack of precipitation increase the risk of wildfires resulting from TEC’s infrastructure. The risk of wildfires is addressed primarily through asset management, storm hardening, and vegetation management programs for the electric utility. If it is found to be responsible for such a fire, TEC could suffer material costs, losses and damages, which could materially affect TEC’s business, access to capital, financial condition and results of operations including its reputation with customers, regulators, governments and financial markets. Resulting costs could include fire suppression costs, regeneration, timber value, increased insurance costs and costs arising from damages and losses incurred by third parties.

TEC is subject to physical risks that arise, or may arise, from global climate change, including damage to operating assets from more frequent and intense weather events and from wildfires due to warming air temperatures and increasing drought conditions. Some of TEC’s fossil fueled generation assets are located at or near coastal sites and as such are exposed to the separate and combined effects of rising sea levels and increasing storm intensity, including storm surges and flooding. Refer to “variations in weather” above.

Failure to address issues related to climate change could affect TEC’s reputation with stakeholders, its ability to operate and grow, and TEC’s access to, and cost of, capital. Refer to “Financial, Economic, and Market Risks” below.

Changing carbon-related costs, policy and regulatory changes and shifts in supply and demand factors could lead to more expensive or more scarce products and services that are required by TEC in its operations. This could lead to supply shortages, delivery delays and the need to source alternate products and services.

Depending on the regulatory response to government legislation and regulations, TEC may be exposed to the risk of reduced recovery through rates in respect of the affected assets. Valuation impairments could result from such regulatory outcomes.

TEC could face litigation or regulatory action related to environmental harms from carbon dioxide emissions or climate change public disclosure issues.

For thermal plants requiring cooling water, reduced availability of water resulting from climate change could adversely impact operations or the costs of operations.

The facilities and operations of TEC could be affected by natural disasters or other catastrophic events.

TEC’s facilities and operations are exposed to potential damage and partial or complete loss resulting from environmental disasters (e.g., hurricanes, floods, high winds, fires and earthquakes), equipment failures, terrorist or physical attacks, vandalism, a major accident or incident at one of the sites, and other events beyond the control of TEC. The operation of generation, transmission and distribution systems involves certain risks, including fires, explosions, pipeline ruptures, damage to solar panels and other generation assets, and other hazards and risks that may cause unforeseen interruptions, personal injury, death, or property damage. There have also been physical attacks on critical infrastructure around the world. In the event of a physical attack that disrupts service to customers, revenues would be reduced, and costs would be incurred to repair and restore systems. These types of events, either impacting TEC’s facilities or the industry in general, could cause TEC to incur additional security and insurance-related costs, and could have adverse effects on its business and financial results. Any costs relating to such events may not be recoverable through insurance or rates.

TEC is exposed to potential risks related to cyberattacks and unauthorized access, which could cause system failures, disrupt operations or adversely affect safety.

TEC increasingly relies on information technology systems and network infrastructure to manage its business and safely operate its assets, including controls for interconnected systems of generation, distribution and transmission and financial, billing and other business systems. TEC also relies on third-party service providers to conduct business. As TEC operates critical infrastructure, it may be at greater risk of cyberattacks by third parties, which could include nation-state controlled parties.

Cyberattacks can reach TEC’s networks with access to critical assets and information via their interfaces with less critical internal networks or via the public internet. Cyberattacks can also occur via personnel with direct access to critical assets or trusted networks. An outbreak of infectious disease, a pandemic or a similar public health threat may cause disruption in normal working patterns including wide scale “work from home” policies, which could increase cybersecurity risk as the quantity of both cyberattacks and network interfaces increases. Refer to the “Public Health Risk” section below. Methods used to attack critical assets could include general purpose or energy-sector-specific malware delivered via network transfer, removable media, viruses, attachments or links in e-mails. The methods used by attackers are continuously evolving and can be difficult to predict and detect.

TEC’s systems, assets and information could experience security breaches that could cause system failures, disrupt operations or adversely affect safety. Such breaches could compromise customer, employee-related or other information systems and could result in loss of service to customers or the unavailability, release, destruction or misuse of critical, sensitive or confidential information. These breaches could also delay delivery or result in contamination or degradation of hydrocarbon products TEC transports, stores or distributes.

Should such cyberattacks or unauthorized accesses materialize, TEC could suffer costs, losses and damages, all or some of which may not be recoverable through insurance, legal, regulatory cost recovery or other processes. If not recovered through these means, they could materially adversely affect TEC’s business and financial results including its reputation and standing with customers, regulators, governments and financial markets. Resulting costs could include, among others, response, recovery and remediation costs, increased protection or insurance costs and costs arising from damages and losses incurred by third parties. If any such security breaches occur, there is no assurance that they can be adequately addressed in a timely manner.

With respect to certain of its assets, TEC is required to comply with rules and standards relating to cybersecurity and information technology including, but not limited to, those mandated by bodies such as the North American Electric Reliability Corporation. TEC cannot be assured that its operations will not be negatively impacted by a cyberattack.

Effects of an outbreak of infectious disease, another pandemic or a similar public health threat could have a negative impact on TEC’s operations.

An outbreak of infectious disease, a pandemic or a similar public health threat or a fear of any of the foregoing, could adversely impact TEC, including by causing operating, supply chain and project development delays and disruptions, labor shortages and shutdowns (including as a result of government regulation and prevention measures), and delays in regulatory decisions and proceedings, which could have a negative impact on TEC’s operations.

Any adverse changes in general economic and market conditions arising as a result of a public health threat could negatively impact demand for electricity, revenue, operating costs, timing and extent of capital expenditures, results of financing efforts, or credit risk, counterparty risk and collection risk, which could result in a material adverse effect on TEC’s business.

Financial, Economic, and Market Risks

National and local economic conditions can have a significant impact on the results of operations, net income and cash flows at TEC.

The business of TEC is concentrated in Florida. If economic conditions decline, retail customer growth rates may stagnate or decline, and customers’ energy usage may decline, adversely affecting TEC’s results of operations, net income and cash flows. A factor in customer growth in Florida is net in-migration of new residents, both domestic and non-U.S. A slowdown in the U.S. economy could reduce the number of new residents and slow customer growth.

Potential competitive changes may adversely affect TEC.

There is competition in wholesale power sales across the United States. Some states have mandated or encouraged competition at the retail level and, in some situations, required divestiture of generating assets. While there is active wholesale competition in Florida, the retail electric business has remained substantially free from direct competition. Changes in the competitive environment occasioned by legislation, regulation, market conditions or initiatives of other electric power providers or voters, particularly with respect to retail competition, could adversely affect TEC’s business and its expected performance.

Florida electric utilities, including TEC, currently benefit from operating in a regulated environment with limited competition in their market for retail customers. However, the commercial and regulatory frameworks under which TEC operates can be impacted by changes in government and shifts in government policy. These include initiatives regarding deregulation or restructuring of the energy industry, which may result in increased competition and unrecovered costs that could adversely affect operations, net income and cash flows.

Disruption of fuel supply could have an adverse impact on the financial condition of TEC.

TEC depends on third parties to supply fuel, including natural gas and coal. As a result, there are risks of supply interruptions and fuel-price volatility. Disruption of fuel supplies or transportation services for fuel, whether because of weather-related problems, strikes, lock-outs, break-downs of transportation facilities, pipeline failures or other events, could impair the ability to generate or deliver electricity and could adversely affect operations. The loss of fuel suppliers or the inability to renew existing coal and natural gas contracts at favorable terms could significantly affect the ability to serve customers and have an adverse impact on the financial condition and results of operations of TEC.

Commodity price changes may affect the operating costs and competitive positions of TEC’s business.

TEC’s business is sensitive to changes in gas, coal, and other commodity prices. Any changes in the availability of these commodities could affect the prices charged by suppliers as well as suppliers’ operating costs and the competitive positions of their products and services.

In the case of TEC, fuel costs used for generation are affected primarily by the cost of natural gas and coal. TEC is able to recover prudently incurred costs of fuel through retail customers’ bills, but increases in fuel costs affect electric prices and, therefore, the competitive position of electricity against other energy sources.

The ability to make sales of, and the margins earned on, wholesale power sales are affected by the cost of fuel to TEC, particularly as it compares to the costs of other power producers.

Developments in technology could reduce demand for electricity.

Research and development activities are ongoing for new technologies that produce power or reduce power consumption. These technologies include renewable energy, customer-oriented generation, energy storage, energy efficiency and more energy-efficient appliances and equipment. Advances in these or other technologies could reduce the cost of producing electricity or otherwise make TEC’s existing generating facilities uneconomic. Advances in such technologies could reduce demand for electricity, which could negatively impact the results of operations, net income and cash flows of TEC.

Results at TEC may be affected by changes in customer energy-usage patterns.

For the past several years, at TEC and electric utilities across the United States, weather- normalized electricity consumption per residential customer has declined due to the combined effects of voluntary conservation efforts and improvements in equipment efficiency.

Forecasts by TEC are based on normal weather patterns and trends in customer energy-usage patterns. TEC could be negatively impacted if customers further reduce their energy usage in response to increased energy efficiency, economic conditions or other factors.

Increased customer use of distributed generation could adversely affect TEC.

In many areas of the United States, including in the markets where TEC operates, there is growing use of rooftop solar panels, small wind turbines and other small-scale methods of power generation, known as distributed generation. Distributed generation is encouraged and supported by various constituent groups, tax incentives, renewable portfolio standards and special rates designed to support such generation.

Increased usage of distributed generation can reduce utility electricity sales but does not reduce the need for ongoing investment in infrastructure to maintain or expand the transmission and distribution grid to reliably serve customers. Continued utility investment that is not supported by increased energy sales causes rates to increase for customers, which could further reduce energy sales and reduce future earnings and cash flows.

Failure to attract and retain an appropriately qualified workforce, or workforce disruptions, could adversely affect TEC’s financial results.

Events such as increased retirements due to an aging workforce or the departure of employees for other reasons without appropriate replacements, mismatch of skill sets to future needs, or unavailability of contract resources may lead to operating challenges such as lack of resources, loss of knowledge, and a lengthy time period associated with skill development. Failure to attract and hire employees, including the ability to transfer significant internal historical knowledge and expertise to the new employees, or workforce disruptions due to work stoppages or strikes, or the future availability and cost of contract labor may cause costs to operate TEC’s systems to rise. If TEC is unable to successfully attract and retain an appropriately qualified workforce, results of operations could be negatively impacted.

CAPITALIZATION

The following table summarizes our historical capitalization at September 30, 2023 and our capitalization as adjusted to reflect the issuance and sale of notes contemplated by this prospectus supplement based on estimated net proceeds of $495.3 million and our application of the net proceeds in the manner described in “Use of Proceeds” in this prospectus supplement.

	September 30, 2023
	Actual Accounts	As Adjusted
	($ in millions)
Cash and cash equivalents	$8	$8

Short-term debt	1,158	663
Long-term debt, due within one year	300	300
Long-term debt, less amount due within one year	3,435	3,930

Total debt	4,893	4,893
Common equity	4,808	4,808

Total capitalization	$9,701	$9,701

USE OF PROCEEDS

We estimate that the net proceeds (after deducting the underwriting discount and estimated offering expenses payable by us) from this offering will be approximately $495.3 million. We expect to use the net proceeds from this offering for general corporate purposes, including the possible repayment of a portion of the indebtedness outstanding under our credit facilities. The amounts drawn on our credit facilities, and the respective interest rates on those amounts, fluctuate daily. Our credit facilities mature on February 28, 2024, April 1, 2024, and December 17, 2026.

Certain of the underwriters or their affiliates are lenders, and in some cases agents for the lenders, under our credit facilities and, accordingly, will receive a portion of the net proceeds from this offering to the extent such proceeds are used for the repayment of indebtedness under such credit facilities. Certain of these underwriters, together with their respective affiliates and associated persons, may receive at least five percent of the net proceeds of this offering and therefore have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Accordingly, the offering will be conducted in compliance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest).”

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes that we are offering hereby supplements the description of the general terms of the debt securities under the caption “Description of Debt Securities of Tampa Electric Company” in the accompanying prospectus.

The following summaries of certain provisions of the indenture do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the provisions of the indenture dated as of July 1, 1998, as amended by a third supplemental indenture thereto, and as further amended by a tenth supplemental indenture thereto, between us and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, and as supplemented by an eighteenth supplemental indenture thereto between us and The Bank of New York Mellon, as Trustee, which has been filed with the SEC as an exhibit to the Registration Statement of which the prospectus forms a part. The indenture provides for the issuance from time to time of various series of debt securities, including the notes.

For purposes of the following description, unless otherwise indicated, a business day is any day that is not (i) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close, or (ii) a day on which the Corporate Trust Office of the Trustee is closed for business.

General

The initial aggregate principal amount of the notes offered under this prospectus supplement is $500,000,000. The notes will mature on March 1, 2029.

The notes will bear interest at the rate of 4.90% per year (computed based on a 360-day year consisting of twelve 30-day months). Interest on the notes will be payable semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2024.

Interest payments on the notes will be made to the persons in whose names the notes are registered on the 15th calendar day preceding the respective interest payment date (whether or not a business day); provided, however, that so long as the notes are registered in the name of DTC, its nominee or a successor depositary, the record date for interest payable on any interest payment date for the notes so registered will be the close of business on the business day immediately preceding such interest payment date.

Interest payable on the notes on any interest payment date or redemption date or on the maturity date will be the amount of interest accrued from and including the date of original issuance or from and including the most recent interest payment date on which interest has been paid or duly made available for payment to, but excluding, such interest payment date, redemption date or the maturity date, as the case may be. In the event that any interest payment date, redemption date or maturity date for the notes would otherwise be a day that is not a business day, the payment of interest, principal, or premium, if any, will be postponed to the next succeeding business day (and without any interest or other payment in respect of any delay).

The notes do not have a sinking fund.

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms (except for the issue date, price to public and, if applicable, the first interest payment date), and the same CUSIP number, as the notes offered hereby. Any additional notes having such similar terms, together with the notes offered hereby, may constitute a single series of notes under the indenture.

Ranking

The notes will be our unsubordinated and unsecured obligations and will rank equally in right of payment with all of our other unsubordinated and unsecured indebtedness. The notes will not limit other indebtedness or securities that we or any of our subsidiaries may incur or issue or contain financial or similar restrictions on us or any of our subsidiaries. The notes will be effectively subordinated to our secured indebtedness, if any, to the extent of the collateral securing those obligations. Holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral in the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding. As a result, you may receive less, ratably, than holders of secured indebtedness if we incur secured indebtedness in the future. We do not currently have any secured indebtedness.

Form

The notes will be issued in fully registered form, without coupons, in minimum denominations of $2,000 or integral multiples of $1,000 in excess thereof. The notes will be initially issued as global securities. See “— Book-Entry, Delivery and Form” below for additional information concerning the notes and the book-entry system. The Depository Trust Company, or DTC, will be the depositary with respect to the notes. Settlement of the sale of the notes to the underwriters will be in immediately available funds. Although there is no established trading market for the notes and there is no assurance that an active trading market for the notes will develop, if the notes do trade, they will trade in DTC’s Same-Day Funds Settlement System until maturity, and secondary market trading activity in the notes will therefore settle in immediately available funds. We will make all payments of principal and interest in immediately available funds to DTC in the City of New York.

Optional Redemption

Prior to February 1, 2029 (1 month prior to their maturity date) (the “Par Call Date”), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, to the holders of the notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (b) interest accrued to the date of redemption, and

•	(2) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on

H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed (or delivered by electronic transmission in accordance with the applicable procedures of DTC) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes for redemption will be made, in the case of certificated notes, by lot or by such other method as the Trustee and the Company shall deem appropriate and fair, and, in the case of global notes, in accordance with the applicable procedures of DTC. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of such note to be redeemed. In the case of certificated notes, a new note in a principal amount equal to the unredeemed portion of such note will be issued in the name of the holder of such note upon surrender of the original note. In the case of global notes, the applicable global note shall be reduced by the Trustee in an amount equal to the principal amount of such note being redeemed in accordance with the applicable policies of DTC (or the relevant depositary). For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of DTC or such depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Book-Entry, Delivery and Form

The information in this section concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that TEC believes to be reliable, but TEC takes no responsibility for its accuracy.

The notes will be issued in global form. Each global note will be deposited on the date of the closing of the sale of the notes with, or on behalf of, DTC and registered in the name of Cede & Co., as DTC’s nominee, or such other nominee as may be requested by an authorized representative of DTC.

So long as DTC, or its nominee, is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the owner of such global note for all purposes under the indenture, including for any notices and voting. Except in limited circumstances, the owners of beneficial interests in a global security:

•	will not be entitled to have securities registered in their names,

•	will not receive or be entitled to receive physical delivery of any such securities, and

•	will not be considered the registered holder thereof under the indenture.

Accordingly, each person holding a beneficial interest in a global note must rely on the procedures of DTC and, if such person is not a direct participant, on procedures of the direct participant through which such person holds its interest, to exercise any of the rights of a registered owner of such note.

Global notes may be exchanged in whole for certificated securities only if:

•

DTC notifies us that it is unwilling or unable to continue as depository for the global notes or the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in either case, we fail to appoint a successor depository within 90 days;

•	we, in our sole discretion, notify the Trustee in writing that we elect to cause the issuance of certificated securities; or

•	there has occurred and is continuing an event of default under the indenture. The following is based solely on information furnished by DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other similar organizations. DTC is owned by The Depository Trust & Clearing Corporation, which is owned by a number of its direct participants and by the New York Stock Exchange, Inc., NYSE MKT LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org. The references to DTC’s websites are not intended to incorporate information on those websites into this prospectus by reference.

Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. These beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive a written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Delivery of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Principal and interest payments on the notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, as nominee of DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from TEC or the Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of that participant and not of DTC, the Trustee or TEC, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of TEC or the Trustee, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to beneficial owners is the responsibility of direct and indirect participants.

A beneficial owner must give notice to elect to have its notes purchased or tendered, through its participant, to a tender agent, and shall effect delivery of such notes by causing the direct participant to transfer the participant’s interest in the notes, on DTC’s records, to a tender agent. The requirement for physical delivery of notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the notes are transferred by direct participants on DTC’s records and followed by a book- entry credit of tendered notes to the tender agent’s account.

DTC may discontinue providing its services as depository with respect to the notes at any time by giving reasonable notice to TEC or the Trustee. Under such circumstances, in the event that TEC does not appoint a successor securities depository, note certificates will be printed and delivered.

TEC may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered.

Euroclear and Clearstream

You may hold interests in the global note through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in notes owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in the notes held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the note through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a note from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a note by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

The Trustee

The Trustee is The Bank of New York Mellon, which maintains banking relationships with us and our affiliates in the ordinary course of business and serves as trustee under other indentures with some of our affiliates. If the Trustee acquires any conflicting interest (within the meaning of the Trust Indenture Act), it will be required to eliminate the conflict or resign.

UNDERWRITING (CONFLICTS OF INTEREST)

Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, and MUFG Securities Americas Inc. are acting as joint book-running managers of the offering and are acting as representatives of the underwriters named below. Subject to the terms and conditions specified in an underwriting agreement dated the date of this prospectus supplement, each underwriter named below has, severally and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, severally and not jointly, the principal amount of the notes set forth opposite the underwriter’s name below.

Underwriter	Principal Amount of Notes
Wells Fargo Securities, LLC	$75,000,000
Morgan Stanley & Co. LLC	$75,000,000
MUFG Securities Americas Inc.	$75,000,000
J.P. Morgan Securities LLC	$50,000,000
RBC Capital Markets, LLC	$50,000,000
Scotia Capital (USA) Inc.	$50,000,000
BMO Capital Markets	$22,000,000
BofA Securities, Inc.	$22,000,000
CIBC World Markets Corp.	$22,000,000
TD Securities (USA) LLC	$22,000,000
Truist Securities, Inc.	$22,000,000
Academy Securities, Inc.	$5,000,000
Loop Capital Markets LLC	$5,000,000
Samuel A. Ramirez & Company, Inc.	$5,000,000

Total	$500,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of legal matters by counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be correspondingly increased or the offering may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or, if such indemnification is not available, to contribute to payments the underwriters may be required to make because of any of those liabilities.

The underwriters propose to offer the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. The underwriters may offer the notes to dealers at the public offering price less a concession not to exceed 0.35% of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a concession on sales to other dealers not to exceed 0.25% of the principal amount of the notes. After the initial public offering, the representatives may change the public offering price and concessions.

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes after the offering, although they are under no obligation to do so. The underwriters may discontinue any market-making activities at any time without any notice. We can give no assurance as to the liquidity of the trading market for the notes or that a public trading market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on factors such as prevailing interest rates, the market for similar securities and our performance, as well as other factors not listed here.

We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1.4 million.

We expect that the notes will be delivered against payment therefor on or about January 30, 2024, which will be the third business day following the date of pricing of the notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the date of delivery should consult their own advisors.

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over- allotment involves syndicate sales of notes in excess of the principal amount of notes to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of notes made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the underwriting syndicate, in covering syndicate short positions or making stabilizing purchases, repurchases notes originally sold by that syndicate member.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the notes. They may also cause the price of the notes to be higher than the price that otherwise might exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

We and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the underwriters make no representation that the underwriters will engage in those types of transactions or that those transactions, once commenced, will not be discontinued without notice.

Certain of the underwriters, and some of their affiliates, have performed investment banking, financial advisory, commercial banking and other services for us and our affiliates from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of business, for which they will receive customary fees and commissions in connection with these services. Certain of the underwriters or their affiliates are lenders, and in some cases agents for the lenders, under our credit facilities.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters and their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Conflicts of Interest

Certain of the underwriters or their affiliates are lenders, and in some cases agents for the lenders, under our credit facilities and, accordingly, will receive a portion of the net proceeds from this offering to the extent such proceeds are used for the repayment of indebtedness under such credit facilities. Certain of these underwriters, together with their respective affiliates and associated persons, may receive at least five percent of the net proceeds of this offering and therefore have a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. Accordingly, this offering is being conducted in compliance with FINRA Rule 5121. Because the notes are “investment grade” rated as defined in FINRA Rule 5121, a qualified independent underwriter is not required. However, no underwriter having a conflict of interest under FINRA Rule 5121 will confirm sales to any account over which the underwriter exercises discretionary authority without the specific written approval of the accountholder.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/ or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Prospective Investors in the European Economic Area

The notes may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. For the purposes of this provision:

(a) the expression “retail investor” means a person who is one (or more) of the following:

(i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii) a customer within the meaning of Directive 2016/97/EU (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase, or subscribe for, the notes.

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the notes or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, TEC, the notes have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of notes.

Notice to Prospective Investors in Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the notes has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The notes offered hereby have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except (i) pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, TEC has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. The prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS

Locke Lord LLP will pass upon the validity of the notes offered hereby. Certain matters will be passed upon for the underwriters by Ropes & Gray LLP.

EXPERTS

The consolidated financial statements of Tampa Electric Company appearing in Tampa Electric Company’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

TEC is subject to the reporting requirements of the Exchange Act and files annual, quarterly and current reports and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.tampaelectric.com/company/about. The website is not part of this prospectus supplement or the accompanying prospectus. You may request a copy of the registration statement, including the exhibits to the registration statement, at no cost by writing or calling us at the address provided below under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus supplement certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus supplement. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of the securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the termination of this offering; except that, unless we indicate otherwise, we do not incorporate any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and

•	our Quarterly Reports on Form 10-Q for each of the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023; and

•	our Current Reports on Form 8-K filed on January 5, 2023, March 6, 2023, and April 7, 2023.

We will provide a copy of these filings, at no cost, upon written or oral request. Requests can be made by writing or telephoning us at the following address and phone number:

Attention: Corporate Secretary

Tampa Electric Company

702 North Franklin Street Tampa, Florida 33602

(813) 228-1111

You should rely only on the information incorporated by reference or provided in this prospectus supplement, the accompanying prospectus or any other related free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus or such free writing prospectus, or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

PROSPECTUS

TAMPA ELECTRIC COMPANY

$2,000,000,000

Debt Securities

First Mortgage Bonds

Preferred Stock

Tampa Electric Company may offer and sell from time to time any combination of the securities described in this prospectus, up to an aggregate amount of $2,000,000,000.

This prospectus provides you with a general description of the securities we may offer. We may offer the securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer securities, we will provide a prospectus supplement and we may also provide an issuer free writing prospectus (such as a term sheet) describing the terms of the specific securities being offered, including the offering price. You should read this prospectus, the applicable prospectus supplement and any issuer free writing prospectus relating to the particular offering of securities, together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” on page 1 of this prospectus, before you make your investment decision.

See risk factors on page 5 for information on where to find a discussion of certain factors that should be considered by prospective investors in these securities.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is October 27, 2022.

Tampa Electric Company

TECO Plaza  •  702 N. Franklin Street  •  Tampa, Florida 33602  •  (813) 228-1111

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings up to a total amount of $2,000,000,000. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website as indicated below under the heading “Where You Can Find More Information.”

In this prospectus, “TEC,” the “Company,” “we”, “our”, “ours” and “us” refer to Tampa Electric Company unless otherwise specified or the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Tampa Electric Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and files reports and other information with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.tampaelectric.com/company/about. The website is not part of this prospectus. You may request a copy of the registration statement, including the exhibits to the registration statement, at no cost by writing or calling us at the address provided below under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC prior to the completion or termination of this offering, including reports we may file after the date of the initial registration statement and prior to the effectiveness of the registration statement, will be incorporated by reference in this prospectus. Any information incorporated by reference in this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or previously incorporated by reference in this prospectus. We incorporate by reference in this prospectus the Annual Report on Form 10-K of Tampa Electric Company for the year ended December  31, 2021, which we have filed with the SEC; the Quarterly Reports of Tampa Electric Company on Form 10-Q for the quarters ended March  31, 2022, and June 30, 2022, which we have filed with the SEC; the Current Reports of Tampa Electric Company on Form 8-K which we filed with the SEC on July  8, 2022 and July 18, 2022; and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2021, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of this offering; except that, unless we indicate otherwise, we do not incorporate any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K.

We will provide a copy of any or all of the information incorporated by reference in the prospectus, at no cost, upon written or oral request. Requests can be made by writing or telephoning us at the following address and phone number:

Attention: Corporate Secretary

Tampa Electric Company

TECO Plaza

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus (such as a term sheet) relating to a particular offering of our securities. We have not authorized anyone to provide you with different information. We are not making an offer to sell our securities, nor are we seeking an offer to buy our securities, in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or in any prospectus supplement or issuer free writing prospectus is accurate as of any date other than the date of this prospectus, any such prospectus supplement or issuer free writing prospectus, or the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement, the information incorporated by reference in this prospectus and each prospectus supplement, and the information included in any issuer free writing prospectus relating to a particular offering, may contain statements about future events, expectations or future financial performance. These forward-looking statements are identifiable by our use of such words as “anticipate,” “believe,” “expect,” “intend,” “may,” “project,” “will” or other similar words or expressions.

Without limiting the foregoing, any statements relating to our:

•	anticipated capital expenditures;

•	liquidity and financing requirements;

•	projected operating results;

•	future environmental matters; and

•	regulatory and other plans

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks. New risks and uncertainties come up from time to time, and we are not able to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. When considering forward-looking statements, you should keep in mind the cautionary statements describing these uncertainties and business risks in this prospectus, the applicable prospectus supplement, any issuer free writing prospectus related to a particular offering, and the documents incorporated herein and therein by reference, including those set forth under “Risk Factors” in our filings with the SEC.

You should also keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. We do not undertake to update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law.

RISK FACTORS

Our business is subject to uncertainties and risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities being offered. Prior to making a decision to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in the applicable prospectus supplement or included or incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other SEC filings filed after the date of this prospectus. The risks described in this prospectus and in our SEC filings subsequent to the date of this prospectus which are incorporated by reference herein, as well as additional risks and uncertainties not currently known to us, or that we currently deem to be immaterial, could materially and adversely affect our business, results of operations, prospects, liquidity, financial condition and/or future operating results.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement relating to a particular offering of our securities, we will use the net proceeds from the sale of securities offered by this prospectus for general corporate purposes, which may include capital expenditures, working capital, the possible repayment of the indebtedness outstanding under our credit facilities, and other corporate expenses.

TAMPA ELECTRIC COMPANY

We are a public utility company operating within the State of Florida. Our electric division, referred to as Tampa Electric, provides retail electric service to customers in west central Florida. Our gas division, referred to as Peoples Gas System or PGS, is engaged in the purchase, distribution and sale of natural gas to residential, commercial, industrial and electric power generation customers in Florida. All of our common stock is owned by TECO Energy, Inc., a holding company that is in turn a wholly owned subsidiary of Emera Inc. (“Emera”), a geographically diverse energy and services company headquartered in Nova Scotia, Canada.

Our principal executive offices are located at TECO Plaza, 702 North Franklin Street, Tampa, Florida 33602. Our telephone number is (813) 228-1111.

DESCRIPTION OF DEBT SECURITIES OF TAMPA ELECTRIC COMPANY

The debt securities (other than first mortgage bonds, which are described below) will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or issuer free writing prospectus relating to a particular offering, will rank on parity with all our other unsecured and unsubordinated indebtedness. If we issue debt securities, we will issue them in one or more series under an indenture dated as of July 1, 1998 between Tampa Electric Company and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We filed the indenture as an exhibit to Amendment No. 1 to Tampa Electric Company’s Registration Statement on Form S-3 dated July 13, 1998 (Registration No. 333-55873). The following description of the terms of the debt securities summarizes the material terms of the debt securities. The description is not complete and we refer you to the indenture, which we incorporate by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

Each time that we issue a new series of debt securities, the prospectus supplement and any issuer free writing prospectus relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

•	the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

•	if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

•	the place or places where the principal of and interest on the debt securities will be payable;

•

any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000;

•	the terms and conditions, if any, on which we may redeem the debt securities;

•

the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

•

whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption “Global Securities;”

•

any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

•	any subordination of the debt securities to any of our other indebtedness; and

•	other material terms of the debt securities not inconsistent with the terms of the indenture.

Unless the prospectus supplement or issuer free writing prospectus relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

We will issue debt securities only in fully registered form, without coupons and, generally, in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

The principal of, and any premium and interest on, any series of debt securities will be payable at the corporate trust office of The Bank of New York Mellon specified for such series of securities and otherwise in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest.

We will have the right to redeem the debt securities only upon written notice to the holders mailed between 30 and 60 days prior to the redemption date.

If we plan to redeem the debt securities, before the redemption occurs we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

•

after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the prospectus supplement or issuer free writing prospectus relating to the particular offering. We may also describe in the relevant prospectus supplement or issuer free writing prospectus certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

The indenture does not provide special protection for the debt securities in the event we are involved in a highly leveraged transaction.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The applicable prospectus supplement or issuer free writing prospectus will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger, Etc.

We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

•

the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes our obligations under the indenture; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us under the indenture.

Modification of the Indenture

The indenture provides that we and the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and (ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due;

•	reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

•	change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

•	a default in the payment of principal of, or any premium or interest on, any debt security of that series;

•	a default of a covenant or provision under the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

•	we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

•

we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we receive written notice as provided in the indenture;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or issuer free writing prospectus relating to any series of debt securities that are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement or issuer free writing prospectus for a series of debt securities, and subject to the terms of the indenture, we may request to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

Under current federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors should consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the federal income tax laws.

The Trustee

The trustee is The Bank of New York Mellon, which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures with us and some of our affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF FIRST MORTGAGE BONDS OF TAMPA ELECTRIC COMPANY

Any first mortgage bonds will be issued under and secured by the Twentieth Supplemental Indenture dated as of December 1, 2013 between Tampa Electric Company and U.S. Bank National Association, successor to State Street Bank and Trust Company, as trustee, mortgagee and secured party (which Twentieth Supplemental Indenture constitutes an amendment and restatement of the Indenture of Mortgage among Tampa Electric Company, State Street Trust Company and First Savings & Trust Company of Tampa dated as of August 1, 1946), as such Twentieth Supplemental Indenture is supplemented and modified by one or more future supplemental indentures creating each new series of first mortgage bonds, which we refer to hereinafter as the indenture.

Copies of the instruments constituting the indenture are filed as exhibits to the registration statement of which this prospectus is a part and reference is made thereto for further information including definitions of certain terms used herein. The following description of the terms of the first mortgage bonds summarizes the material terms of the first mortgage bonds. The description is not complete and we refer you to the indenture, as may be amended or restated, which we incorporate by reference.

General

We will issue first mortgage bonds only in fully registered form, without coupons and in denominations of $1,000 or multiples of $1,000 unless otherwise stated in the applicable prospectus supplement. The principal of, and any premium and interest on, any series of first mortgage bonds will be payable at the corporate trust office of U.S. Bank National Association specified for such series of first mortgage bonds and otherwise in New York, New York. First mortgage bonds will be exchangeable for a like aggregate principal amount of first mortgage bonds of other authorized denominations, and will be transferable at the trustee’s corporate trust office, without payment of any charge other than for any stamp tax or other governmental charge incident thereto.

Unless otherwise indicated in a prospectus supplement relating to the first mortgage bonds, there are no provisions in the Indenture that require the us to redeem, or permit the holders to cause a redemption of, the first mortgage bonds or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control.

Certain Terms and Provisions

The relevant prospectus supplement will describe the terms of any series of first mortgage bonds being offered pursuant to this prospectus, including:

•	the title of the first mortgage bonds;

•	any limit on the total principal amount of the first mortgage bonds and the minimum denominations if different from multiples of $1,000;

•	the date or dates on which the principal of the first mortgage bonds will be payable or the method by which such date or dates will be determined;

•

the rate or rates at which the first mortgage bonds will bear interest, if any, or the method by which such rate or rates will be determined, the date or dates from which any such interest will accrue, and the interest payment dates;

•

any obligation we may have to redeem or purchase the first mortgage bonds pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased;

•	the terms and conditions, if any, on which we may redeem the first mortgage bonds;

•	restrictions on the payment of dividends or our purchase or redemption of our stock; and

•	other material terms of the first mortgage bonds not inconsistent with the terms of the indenture.

Security and Priority of Lien

The first mortgage bonds will be secured by the indenture equally and ratably with any additional first mortgage bonds that may be issued under the indenture. The indenture creates, as security for such outstanding or any additional first mortgage bonds, a first mortgage lien (subject to permitted encumbrances as defined in the indenture) upon certain electric utility property owned by us and described in the applicable prospectus supplement.

Issuance of Additional Bonds and Withdrawal of Cash Deposited Against Such Issuance

The principal amount of first mortgage bonds which we may issue under the indenture is not limited except as follows. First mortgage bonds of any series may be issued from time to time on the basis of (i) 60% of property additions, and (ii) 100% of cash deposited with the trustee. The issuance of new first mortgage bonds is subject to net earnings available for interest for 12 consecutive months out of the preceding 15 months being at least two times the annual interest requirements on all first mortgage bonds and all prior lien debt to be outstanding. Cash deposited with the trustee may be withdrawn upon certification that we would be able to issue at least $1.00 of additional first mortgage bonds after such withdrawal.

Global Securities

If we decide to issue first mortgage bonds in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the first mortgage bonds.

The applicable prospectus supplement or issuer free writing prospectus will describe the specific terms of the depositary arrangement for first mortgage bonds of a series that are issued in global form. None of Tampa Electric Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global first mortgage bond or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Defaults

A default is defined in the indenture as (a) failure to pay the principal or premium when due, (b) failure to pay interest for 30 days after becoming due, (c) failure to discharge or satisfy any sinking, improvement, maintenance, or renewal and replacement fund obligation for 60 days after becoming due, (d) failure to perform or observe other covenants, agreements or conditions for 90 days after notice, (e) entry of an order for reorganization or appointment of a trustee or receiver and continuance of such order or appointment unstayed for 90 days, (f) certain adjudications, petitions or consents in bankruptcy, insolvency or reorganization proceedings or (g) rendering of a judgment in excess of $50 million and its continuance unsatisfied for 90 days.

Within 90 days after the occurrence of a default (not including any period of grace and irrespective of the giving of any required notice) the trustee shall give to the first mortgage bondholders notice of all defaults known to the trustee, unless such defaults shall have been cured before the giving of such notice, but in the case of a default described in clause (d) above, no such notice shall be given until at least 60 days after the occurrence thereof; provided, however, that except in the case of default in the payment of the principal of or interest on any of the first mortgage bonds, or in the payment of any sinking, improvement or purchase fund installment, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interests of the first mortgage bondholders. The indenture does not require the trustee to give any notice of any default that has been cured.

In case one or more defaults shall occur and be continuing, either the trustee or the holders of not less than 25% in principal amount of the first mortgage bonds outstanding may accelerate the maturity of all the first mortgage bonds then outstanding. Such acceleration and its consequences may be annulled, prior to the sale of any part of the trust estate under the indenture, by the holders of not less than a majority in principal amount of the first mortgage bonds then outstanding, but only if all defaults have been cured and all payments due (other than by acceleration) have been made.

The holders of not less than a majority in principal amount outstanding of the first mortgage bonds have the right to require the trustee to enforce the indenture, but the trustee is entitled to receive reasonable indemnity and under certain circumstances is not required to act.

Modification of Indenture and Waiver of Default

The rights of the first mortgage bondholders may be modified with the consent of the holders of 75% of the principal amount outstanding of the first mortgage bonds, including not less than 60% of the principal amount outstanding of each series affected, except that no modification of the terms of maturity or payment of principal, premium or interest is effective against any first mortgage bondholder without its consent and no modification permitting additional, prior or parity liens or reducing the percentage of first mortgage bonds required for modification, is effective without the consent of the holders of all of the outstanding bonds.

The holders of not less than 75% in aggregate principal amount of the first mortgage bonds then outstanding (including not less than 60% in principal amount of the first mortgage bonds of each series) may waive any past default and its consequences (except a default in the payment of principal of, premium, if any, or interest on any first mortgage bond).

We furnish written statements to the trustee annually and when certain events occur to show that we are in compliance with the indenture and that there are no defaults under the indenture.

The Trustee

The trustee is U.S. Bank National Association, which maintains banking relationships with us in the ordinary course of business.

DESCRIPTION OF PREFERRED STOCK OF TAMPA ELECTRIC COMPANY

We currently have authorized 1,500,000 shares of undesignated preferred stock, $100 par value per share, and 2,500,000 shares of undesignated preferred stock, no par value per share, none of which were issued and outstanding as of the date of this prospectus. Under Florida law and our charter, our board is authorized to issue shares of preferred stock from time to time in one or more series.

Subject to limitations prescribed by Florida law and our charter and by-laws, our board can determine the number of shares constituting each series of preferred stock and the designation, preferences, qualifications, and special or relative rights or privileges of that series. These may include provisions as may be desired concerning redemption, dividends, dissolution, or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

The holders of Preferred Stock are not entitled to vote except:

•	with respect to certain corporate actions as described in our charter that would affect the powers, preferences or special rights of the series of the outstanding preferred stock;

•	with respect to the election of directors in the event of our failure to pay dividends on the series in an amount equal to or more than six quarterly dividends; or

•	as required by Florida law.

On matters on which holders of shares of our preferred stock are entitled to vote, each holder of preferred stock, $100 par value, is entitled to one vote for each share held, and each holder of preferred stock, no par value, is entitled to one vote per $100 of liquidation value plus a pro rata fraction of one vote for each fraction of $100 liquidation value;

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. This description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for dividends;

•	whether dividends will be cumulative, partially cumulative or non-cumulative and, if cumulative or partially cumulative, the date from which the dividends will accumulate;

•	the procedures for any auction or remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any class or series of preferred stock ranking senior to or on parity with the series of preferred stock as to dividend rights and rights upon our liquidation, dissolution or winding up; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank as follows:

•

senior to all classes or series of our common stock, and to all equity securities issued by us, the terms of which specifically provide that they rank junior to the preferred stock with respect to those rights;

•	on a parity with all equity securities we issue that do not rank senior or junior to the preferred stock with respect to those rights; and

•	junior to all equity securities we issue, the terms of which do not specifically provide that they rank on a parity with or junior to the preferred stock with respect to these rights.

As used for these purposes, the term “equity securities” does not include convertible debt securities.

PLAN OF DISTRIBUTION

We may sell any of the securities:

(1)	directly to purchasers;

(2)	through agents;

(3)	through dealers;

(4)	through underwriters; or

(5)	through a combination of any of these methods of sale.

We and our agents and underwriters may sell any of the securities from time to time in one or more transactions:

(1)	at a fixed price or prices, which may be changed;

(2)	at market prices prevailing at the time of sale;

(3)	at prices related to the prevailing market prices; or

(4)	at negotiated prices.

We may directly solicit offers to purchase securities. We may also designate agents from time to time to solicit offers to purchase securities. Any agent, who may be deemed to be an “underwriter” as that term is defined in the Securities Act of 1933, may then resell the securities to the public at varying prices to be determined by that agent at the time of resale.

If we use underwriters to sell securities, we will enter into an underwriting agreement with them at the time of the sale to them. The names of the underwriters will be set forth in the applicable prospectus supplement that will be used by them together with this prospectus to make resales of the securities to the public. In connection with the sale of the securities offered, these underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions. Underwriters may also receive commissions from purchasers of the securities.

Underwriters may also use dealers to sell securities. If this happens, these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Any underwriting compensation paid by us to underwriters in connection with the offering of any of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that they may be required to make in respect of these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers, or other persons to solicit offers by certain institutions to purchase the securities offered by us under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under any these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to these contracts and the commissions payable for solicitation of these contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids only in compliance with Regulation M of the Securities Exchange Act of 1934. If we offer securities in an “at the market” offering, stabilizing transactions will not be permitted. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Each series of securities offered under this prospectus will be a new issue with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We may elect to list any of the securities we may offer from time to time for trading on an exchange, but we are not obligated to do so.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

LEGAL MATTERS

In connection with particular offerings of securities hereby in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Locke Lord LLP, Boston, Massachusetts, or counsel named in the applicable prospectus supplement. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of TEC appearing in TEC’s Annual Report (Form 10-K) for the year ended December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$500,000,000

Tampa Electric Company

4.90% Notes due 2029

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Wells Fargo Securities

Morgan Stanley

MUFG

J.P. Morgan

RBC Capital Markets

Scotiabank

Senior Co-Managers

BMO Capital Markets

BofA Securities

CIBC Capital Markets

TD Securities

Truist Securities

Co-Managers

Academy Securities

Loop Capital Markets

Ramirez & Co., Inc.

January 25, 2024